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                                                                     EXHIBIT 1.1

FRANKLIN FINANCIAL CORPORATION                          FRANKLIN CAPITAL TRUST I


                            SELLING AGENCY AGREEMENT



                                 June ___, 2000

Morgan Keegan & Company, Inc.
Morgan Keegan Tower
50 Front Street
Memphis, TN 38103

Dear Sirs:

         The undersigned, Franklin Financial Corporation, a Tennessee corporation and a bank holding company registered under the federal Bank Holding Company Act of 1956, as amended, (the "Company"), and Franklin Capital Trust I, a Delaware business trust (the "Trust"), hereby confirm their agreement with you, Morgan Keegan & Company, Inc. (the "Placement Agent"), as follows:

         1.       General.

         This agreement sets forth the understanding and agreement among the Company, the Trust and the Placement Agent (this "Agreement") whereby, subject to the terms and conditions contained herein, the Placement Agent will offer to sell on behalf of the Trust, on a best efforts basis, and the Trust will sell pursuant to subscriptions obtained by the Placement Agent, a minimum of $10,000,000 and a maximum of $16,000,000 of Floating Rate Preferred Securities of the Trust at a price of $1,000 per security (the "Preferred Securities"). This offering is referred to herein as the "Offering."

         2.       Appointment of Placement Agent; Timing; Compensation.

         (a)      The Company and the Trust hereby appoint the Placement Agent as their sole and exclusive agent for the purpose of selling, in accordance with the terms and conditions hereof, the Preferred Securities. The Placement Agent hereby accepts such agency and agrees to use its best efforts to sell the Preferred Securities on said terms and conditions. In the event the Company or any of its executive officers is contacted directly or indirectly during or prior to the Offering Period (as hereinafter defined) by prospective purchasers of the Preferred Securities, the Company will promptly forward the names of such prospective purchasers to the Placement Agent.
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         (b)      The Placement Agent's appointment will commence on the date of the execution of this Agreement, and shall continue for a period of 30 days from the effective date (the "Effective Date") of the registration statement (File
No. 333-_______) filed by the Company and the Trust on Form S-2 (the "Registration Statement"), and may be extended for a period of up to 30 additional days by agreement of the Company and the Placement Agent (the "Offering Period"). The Placement Agent will offer the Preferred Securities in such jurisdictions as it may reasonably deem necessary to accomplish the sale of the Preferred Securities, provided such offers comply with each jurisdiction's securities laws, regulations and "Blue Sky" requirements. Offers will commence in such jurisdictions and on such dates as applicable securities laws requirements have been complied with.

         (c) The Offering will end 30 days from the Effective Date or sooner if all the Preferred Securities have been subscribed, or, if the Company and the Placement Agreement agree to extend the offering for an additional period or periods of not more than 30 days in the aggregate, such later date to which the offering is so extended, or upon mutual agreement of the Placement Agent and the Company (the "Termination Date").

         (d) The Offering will terminate and all amounts paid by subscribers to purchase the Preferred Securities will be promptly returned to them with interest payable at the federal funds rate as provided in the Prospectus and the Escrow Agreement (as hereinafter defined) (i) if subscriptions for at least 10,000 Preferred Securities have not been received by the Termination Date or (ii) at any time by agreement of the Company and the Placement Agent.

         (e) The Placement Agent acknowledges that it is a party to an escrow agreement of even date herewith between the Placement Agent, the Trust, the Company, and First Tennessee Bank National Association, as Escrow Agent, a copy of which is attached hereto as Exhibit A. The Placement Agent agrees to promptly upon receipt deliver all cash and checks received by the Placement Agent for subscriptions, along with each originally executed Subscription Agreement, to the Escrow Agent. At the time the subscriber tenders such cash or checks, the subscriber will submit one executed copy of a subscription agreement (the "Subscription Agreement"). The Placement Agent will promptly deliver to the Company and the Trust one photocopy of each Subscription Agreement.

         (f) As compensation for the services rendered by the Placement Agent, the Company, on behalf of the Trust, will pay to the Placement Agent a placement fee equal to 3% of the gross proceeds of the Offering (assuming the minimum offering amount described in paragraph 1 hereof is reached) (the "Placement Fee"), but in any event, the Placement Fee shall not exceed any regulatory amount allowed for this type of transaction.

         (g) Subject to the prior termination of the Offering as provided herein, there shall be a closing (the "Closing") at the offices of Baker, Donelson, Bearman & Caldwell, P.C. on the fifth business day immediately following the termination of the Offering Period (or at such other place or time not later than ten business days thereafter as the Placement Agent and the Company shall


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determine) (the "Closing Date"). Such Closing shall include the following: (i)
satisfaction of the conditions set forth in Section 6; (ii) payment for the Preferred Securities to the Trust by release of funds from the account held by the Escrow Agent and delivery to the Trust of properly completed and executed Subscription Agreements for each purchaser; and (iii) payment of the Placement Fee by the Company to the Placement Agent.

         (h) The Placement Agent will not have any rights or obligations in connection with the Offering contemplated by this Agreement except as expressly provided in this Agreement. In no event shall the Placement Agent be obligated to purchase the Preferred Securities for its own account.

         (i) After the Closing, the Placement Agent shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that the Placement Agent will submit a copy of any such advertisements to the Company for its prior approval, which approval shall not unreasonably be withheld.

         3. Representations, Warranties and Covenants of the Company and the Trust.

         The Company and the Trust, jointly and severally, represent and warrant to, and agree with, the Placement Agent that:

         (a) The Company and the Trust have prepared and filed with the Securities and Exchange Commission (the "Commission") the Registration Statement and one or more amendments to such Registration Statement, including a preliminary prospectus, subject to completion. After the execution of this Agreement, the Company will file with the Commissioner either (A) if such Registration Statement, as it may have been amended, has become effective under the Act and information has been omitted therefrom in accordance with Rule 430A under the Act, a prospectus in the form most recently included in an amendment to such Registration Statement, with such changes or additions as are required by Rule 430A or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Placement Agent, or (B) if such Registration Statement, as amended, has not become effective under the Act, an amendment to such Registration Statement, including a form of prospectus as has been provided to and approved by the Placement Agent. The term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, or, if no prospectus is required to be so filed, such term means the prospectus included in the Registration Statement. The Company and the Trust will use their reasonable best efforts to cause the Registration Statement to become effective as promptly as possible following agreement between the Company and the Placement Agent that such effectiveness is desired and will notify the Placement Agent promptly (i) when the Registration Statement and any amendment thereto shall have become effective or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending


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the effectiveness of the Registration Statement, (iv) of the institution of any proceedings for that purpose, (v) of the institution or threatening by the Commission of any investigation or other proceeding that might result in the suspension of the use of the Prospectus, (vi) of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction, (vii) of the institution or threatening of any proceedings for any such purpose or (viii) for the purpose of preventing the use of or noticing a deficiency in the Prospectus, any amended Prospectus or any supplement thereto. The Company and the Trust will not, without the Placement Agent's prior consent (which shall not be unreasonably withheld), file any other amendment thereto prior to the time such Registration Statement shall become effective or make any change in such form of final Prospectus prior to the time it is first filed with the Commission pursuant to Rule 424(b) of the Act.

         (b) The Company will furnish such number of printed copies of the Registration Statement (two of which will be signed and will include all exhibits), and the Prospectus, with all amendments, supplements and exhibits thereto, as the Placement Agent may reasonably request and, similarly, will furnish to the Placement Agent and others designated by the Placement Agent with as many copies of any additional sales literature or other materials approved by the Company for use in connection with the offering of the Preferred Securities as the Placement Agent may reasonably request.

         (c) The Company will use its best efforts to arrange for the qualification of the Preferred Securities under the laws of such jurisdictions as the Placement Agent shall designate and will continue such qualifications in effect so long as required for the offering of the Preferred Securities as contemplated herein, provided that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any state in which it is not now so qualified.

         (d) When the Registration Statement becomes effective and the Prospectus is issued, each will fully comply, as of their respective effective or issue dates, and will continue to comply at all times up to and including the Closing Date, with the applicable provisions of the Securities Act and the rules and regulations under the Securities Act. The Registration Statement and the Prospectus, as of their respective effective or issue dates, did not contain, and will not contain up to and including the Closing Date, any untrue statement of a material fact and do not, and will not, omit to state any material fact required to be stated therein (in the case of the Prospectus, in light of the circumstances under which they were made) or necessary in order to make the statements therein not misleading. The foregoing does not apply to statements or omissions in the Registration Statement or the Prospectus based upon written information furnished to the Company by the Placement Agent specifically for use therein.

         (e) The Company is, and at all times during the Offering Period will be, a bank holding company, duly organized, validly existing and in good standing under the laws of the state of Tennessee, and qualified in any other jurisdiction in which the business of the Company requires qualification (except when the failure to be so qualified will not reasonably result in a material adverse effect on the Company), with full corporate power and authority to conduct its business as described in the Registration Statement and to own or lease all the assets owned or leased by it. The


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Trust, at all times during the Offering Period, will be a business trust, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power to conduct all the activities conducted by it. Complete and correct copies of the Company's Charter and Bylaws in effect as of the date hereof have been or will be delivered to the Placement Agent. A complete and correct copy of the Trust's certificate of trust in effect as of the date hereof has been or will be delivered to the Placement Agent.

         (f) The Preferred Securities have been duly authorized, and when issued and delivered against payment therefor as contemplated by this Agreement, will have been validly issued and will be fully paid and nonassessable, and conform to the description thereof contained in the Prospectus.

         (g) This Agreement and the Escrow Agreement have each been duly authorized, executed and delivered by the Trust and the Company and each of this Agreement and the Escrow Agreement constitutes a legal, valid and binding obligation of each of the Company and the Trust, enforceable in accordance with its terms , subject as to enforcement, to applicable law limiting enforcement of indemnification provisions herein, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors rights generally and to general equitable principles.

         (h) The execution and delivery of this Agreement, and the Escrow Agreement and the performance by the Company and the Trust hereunder and thereunder will not conflict with, result in a breach or violation of or constitute a default under any agreement or instrument to which the Company or the Trust is a party or the corporate charter or by-laws of the Company or any law, order, rule, regulation, decree or injunction of any jurisdiction, court or governmental agency or body having jurisdiction over the Company, and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the performance by the Company or the Trust of this Agreement or the Escrow Agreement or the consummation by the company or the Trust of the transactions contemplated hereby or thereby, except such as may be required under the Securities Act, or state securities laws.

         (i) The Company has not given any information or made any representation in connection with the offering of the Preferred Securities, written or oral, other than as contained in the Prospectus and the Registration Statement.

         (j) There is no person or entity, other than the Placement Agent, that is entitled to a finder's fee or any type of brokerage commission in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with the Company or the Trust.

         (k) If prior to the date of Closing or at any date thereafter when a Prospectus relating to the Preferred Securities is required to be delivered under the Act, any event, known to the Company, shall have occurred as a result of which the Prospectus in its then current form, including any supplements thereto, would include an untrue statement of a material fact or would omit to state any material fact necessary in order to make the statements therein, in light of the circumstances


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under which they were made, not misleading, or if for any other reason it shall be necessary to amend or supplement the Registration Statement or Prospectus, the Company will promptly so advise the Placement Agent and will promptly amend or supplement the Registration Statement and Prospectus and, upon the Placement Agent's request, will furnish as many copies as the Placement Agent may reasonably request of an amended or supplemented Registration Statement and Prospectus correcting such statement or omission or responding to such other reason for amendment or supplementation.

         (l) The Company will apply the net proceeds of the Offering in the manner set forth in the Prospectus, and any amendments and supplements thereto.

         (m) All opinions and advice provided to the Company in connection with this engagement are intended solely for the benefit and use of the Company in connection with the matters described in this Agreement, and accordingly such advice shall not be relied upon by any person or entity other than the Company. The Company will not make any other use of such opinions or advice. In addition, none of (i) the name of the Placement Agent, (ii) any advice rendered by the Placement Agent to the Company, or (iii) any communication from the Placement Agent pursuant to this Agreement will be quoted or referred to in any report, document, release or other communication prepared, issued or transmitted by the Company, or any person controlled by the Company, without the Placement Agent's prior consent, which consent will not be unreasonably withheld.

         4.       Representations, Warranties and Covenants of the Placement
Agent.

         The Placement Agent represents and warrants to and agrees with the Company that:

         (a) The Placement Agent is, and at all times during the Offering Period will be, a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, with full corporate power and authority to conduct all of its obligations under this Agreement. The Placement Agent is duly qualified to transact business, to the extent required, in each jurisdiction in which any of the Preferred Securities may be offered or sold.

         (b) This Agreement and the Escrow Agreement have been duly authorized, executed and delivered by the Placement Agent, and each agreement constitutes a valid and binding agreement of the Placement Agent. The performance of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby will not result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, bond indenture, note or other evidence of indebtedness, lease, contract, or other agreement or instrument to which the Placement Agent is a party or by which the Placement Agent or any of its properties is bound, or under any statute or under any order, rule or regulation of any court or other governmental agency or body applicable to the Placement Agent or its business or properties. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Placement Agent of the


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transactions on its part contemplated in this Agreement or the Escrow Agreement, except as such may be required under state securities laws.

         (c) No statement, representation, warranty or covenant made by the Placement Agent in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Company was or will be, inaccurate, untrue or incorrect in any material respect.

         (d) There is no other person or entity that is entitled to a finder's fee or any type of brokerage commission in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with the Placement Agent.

         (e) The Placement Agent is, and will remain at all times during the Offering Period, a member in good standing of the National Association of Securities Dealers, registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and to the extent required, under the laws of each jurisdiction in which the Preferred Securities may be offered or sold.

         (f) All information furnished to the Company by the Placement Agent in writing expressly for use in the Registration Statement, the Prospectus or in any amendment or supplement thereto will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (g) The Placement Agent and its agents and representatives will not make any material representations or other statements of fact with respect to the Company or the Preferred Securities except as set forth in the Prospectus or any amendments or supplements thereto.

         (h) The Placement Agent will deliver a copy of the preliminary Prospectus (and all amendments, supplements and exhibits thereto) to each prospective investor from whom it solicits a subscription and will timely deliver a copy of the final Prospectus to each investor who purchases a Preferred Security.

         (i) The Placement Agent will, on request, inform the Company of the status of the Offering and amount of Preferred Securities subscribed.

         (j) The Placement Agent will promptly inform the Company of any facts that come to its attention that would cause a reasonable person to believe that the Registration Statement, Prospectus or form of Subscription Agreement contain any material misstatement or omission.

         5.       Expenses.

         Whether or not the transactions contemplated hereunder are consummated, the Company will pay all costs and expenses incident to the performance of its obligations hereunder, including, without limiting the generality of the foregoing, all costs and expenses incurred in connection with:


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(i) the issuance, sale and delivery of the Preferred Securities (including all transfer and other taxes thereon); (ii) the preparation, filing, printing, and delivery of the Registration Statement (including all exhibits thereto and documents incorporated therein by reference), the Prospectus and any amendments thereof and supplements thereto, this Agreement and related selling and other documents in connection with the offering (iii) the filing fees and expenses incurred in connection with the qualification of the Preferred Securities under state securities or Blue Sky laws and filing fees in connection with the review of the terms of the public offering of the Preferred Securities by the National Association of Securities Dealers, Inc. ("NASD"); (iv) the fees, disbursements and expenses of the accountants and counsel for the Company; (v) the fees of the Company's transfer agent and registrar; (vi) all fees and expenses regarding the Escrow Agreement and Escrow Agent fees; and (vii) all fees and expenses regarding formation of the Trust. It is understood that except as provided in this Section 5, the Placement Agent will pay all of its costs and expenses, including travel, telephone, advertising, and fees, disbursements and expenses of its counsel, relating to the offering of the Preferred Securities.

         6.       Conditions of the Placement Agent's Obligations.

         The obligations of the Placement Agent hereunder shall be subject to the continued accuracy in all material respects throughout the Offering Period of the representations, warranties, and agreements of the Company and the Trust, to the performance in all material respects by the Company and the Trust of their obligations hereunder and as contained in the Registration Statement and the Prospectus and at the date of Closing to the following terms and conditions:

         (a) The Registration Statement shall have become effective prior to the Closing and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or, to the knowledge of the Company, shall be contemplated, by the Commission.

         (b)      The Placement Agent shall have received an opinion of George
J. Regg, Jr., Esq., Senior Vice President and General Counsel to the Company, dated the Closing Date, to the effect that:

                  (i) The Company is a corporation existing and in good standing under the laws of the State of Tennessee, and qualified in any other jurisdiction in which the business of the Company requires qualification. The Company has the corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus;

                  (ii) To the knowledge of such counsel after due inquiry, no consent, approval, authorization or order of any court or government agency or body is required with respect to the Company that has not been received for the consummation of the transactions contemplated by this Agreement, except


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                           such as may be required under state securities laws
                           in connection with the purchase and distribution of the Preferred Securities;

                  (iii) This Agreement and the Escrow Agreement, and the performance of the obligations of the Company hereunder and thereunder have been duly authorized by all necessary action, and this Agreement and the Escrow Agreement have been duly executed and delivered by and on behalf of the Company and the Trust; and

                  (iv) The execution, delivery, and performance by the Company of this Agreement does not (i) conflict with the charter or bylaws of the Company, (ii) constitute a violation of or a default under any applicable agreement or instrument to which the Company is subject and which has been specifically identified to such counsel by the Company and identified in an exhibit to such opinion, (iii) contravene any applicable law, rule or regulation or (vi) contravene any applicable order or decree of any executive, legislative, judicial, administrative or regulatory body having jurisdiction over the Company.

         Such counsel shall also state that he has participated in the preparation of the Registration Statement and Prospectus and no facts have come to the attention of such counsel that cause such counsel to believe that the Registration Statement or Prospectus as of the Effective Date or its issue date, respectively, and as of the date of Closing, contains or contained any untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading,(provided that such counsel need express no belief regarding the financial statements, notes and related schedules and other financial or statistical data contained therein).

         (c) The Placement Agent shall have received an opinion of Smith, Gambrell & Russell, LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                  (i) The terms of the escrow established pursuant to the Escrow Agreement comply in all material respects with the requirements of Rule 10b-9 under the Securities Exchange Act of 1934, as amended; and

                  (ii) such counsel does not know of any legal or governmental proceedings, pending or threatened, required under the Securities Act to be described in the Registration Statement or the Prospectus, which are not described as required;

                  (iii) the Registration Statement has become effective under the Securities Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no


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                           proceedings for such purposes have been instituted or
                           are pending or contemplated under the Securities Act.

         Such counsel shall also state that it has participated in the preparation of the Registration Statement and Prospectus and no facts have come to the attention of such counsel that cause such counsel to believe that the Registration Statement or Prospectus as of the Effective Date or its issue date, respectively, and as of the date of Closing, contains or contained any untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading,(provided that such counsel need express no belief regarding the financial statements, notes and related schedules and other financial or statistical data contained therein).

         (d) The Placement Agent shall have received an opinion of Richards, Layton & Finger, P.A., counsel for the Trust, dated the Closing Date, to the effect that:

                  (i) The Trust has been duly created and is validly existing, in good standing as a business trust under the Delaware Business Trust Act. Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the power and authority to conduct its business as described in the Registration Statement and the Prospectus; and

                  (ii) The Preferred Securities have been duly authorized by the Trust Agreement and, when delivered and paid for pursuant to the Trust Agreement, this Agreement and the Subscription Agreements therefor, will be validly issued and, subject to certain qualifications described in such opinion, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

         (e) The Placement Agent shall have received from Baker, Donelson, Bearman & Caldwell, P.C., counsel for the Placement Agent, such opinion or opinions, dated the Closing Date, with respect to matters relating to the offering of the Preferred Securities as the Placement Agent may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (f) The Placement Agent shall have received a certificate of the chief executive officer and a principal financial or accounting officer of each of the Company and the Trust dated the Closing Date, to the effect that:

                  (i) The representations and warranties herein of the Company and the Trust are true and correct as of the Closing Date with the same force and effect as if made on that date;

                  (ii) The Company and the Trust have performed all of their obligations hereunder to be performed at or prior to the Closing Date; and


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                  (iii)    Since the effective date of the Registration
                           Statement, there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been so set forth, and any such amendment or supplement does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (g) At the Effective Date and at the Closing Date, the Placement Agent shall have received a letter of Deloitte & Touche LLP, certified public accountants, dated the Effective Date or the Closing Date, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and stating in effect that:

                  (i) In their opinion the balance sheet included in the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act;

                  (ii) On the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any decline in the capital stock or stockholders equity of the Company as compared with amounts shown on the balance sheet included in the Prospectus, except for such changes as are contemplated by the Prospectus and as are described in such letter; and

                  (iii) They have confirmed such procedures with respect to certain information contained in the Prospectus as were previously agreed upon by the Placement Agent and the accountants.

         (h) The Company shall have furnished to the Placement Agent such additional certificates, if any, with respect to the representations and warranties of the Company and the Trust contained herein as the Placement Agent shall reasonably have requested.

         (i) Since the respective dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in the condition (financial or otherwise) of the Company or in any pending action, suit, proceeding or investigation involving the Company whether or not arising from transactions in the ordinary course of business, that, in the Placement Agent's reasonable judgement, is material and renders it impractical or inadvisable to proceed with the completion of the sale of and payment for the Preferred Securities on the Closing Date.


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         (j)      No notice of disapproval shall have been issued or proceedings for that purpose shall have been instituted by the Commission, the NASD, or any state securities authority with respect to the distribution arrangements relating to the offering of the Preferred Securities.

                  If any condition to the obligations of the Placement Agent hereunder to be fulfilled prior to or at the Closing Date or during the Offering Period is not so fulfilled, the Placement Agent may terminate this Agreement or, if it so elects, may waive any such condition that has not been fulfilled or extend the time for its fulfillment.

         7.       Indemnification.

         (a) If, in connection with the services or matters that are the subject of this Agreement, the Placement Agent or any controlling person, affiliate, director, officer, employee or agent of the Placement Agent (the Placement Agent and each such other person referred to as an "Indemnified Person") becomes involved in any capacity in any lawsuit, claim or other proceeding for which indemnity may be sought pursuant to this Section 7, the Company shall immediately reimburse such Indemnified Person for any and all reasonable legal or other expenses reasonably incurred in connection with investigating, preparing to defend or defending such lawsuit, claim or other proceeding. The Company also agrees to indemnify each Indemnified Person from, and hold it harmless against, any and all losses, claims, damages, liabilities or expenses to which such Indemnified Person may become subject (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, or the Subscription Agreement, except any information furnished to the Company by the Placement Agent expressly for use in the Registration Statement or Prospectus, or arising out of or based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) arising in any manner out of or in connection with the services or matters which are the subject of this Agreement, including, without limitation, the offer and sale of the Preferred Securities; provided, however, that the Company shall not be liable under this Section 7 in respect of any reimbursement, loss, claim, damage, liability or expense to the extent that: (i) it is finally judicially determined by a court of competent jurisdiction that such loss, claim, damage, liability or expense resulted directly from the gross negligence or willful misconduct of the Placement Agent in the performance of its services hereunder, or (ii) any such loss, claim, damage, liability or expense arises out of or is based upon any misrepresentation or breach of this Agreement by the Placement Agent, (iii) any amounts paid in settlement of any lawsuit, claim or other proceeding without the prior written consent of the Company or (iv) any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus or Subscription Agreement in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use therein; provided, further, that with respect to any preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of an Indemnified Person if copies of the Prospectus were timely delivered to the Placement Agent and a copy of the Prospectus was not sent or given by or on behalf of the Placement Agent to such person, if required by law so to have been delivered, at or prior to the delivery to the Placement Agent by such person of a Subscription Agreement if the Prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense.

         (b) The Placement Agent agrees to indemnify the Company, the Trust and their respective controlling persons, affiliates, directors, officers, agents and employees (each, a "Company Indemnified Person") and hold them harmless against any losses, claims, damages, liabilities or legal or other expenses which the Company Indemnitees may become subject, arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, Prospectus, or Subscription Agreement, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only, in each such case, with respect to information furnished to the Company or the Trust by the Placement Agent expressly for use in the Registration Statement or Prospectus, (ii) any untrue statement or alleged untrue statement of a material fact made by the Placement Agent or its agents that is not based on information included in the Registration Statement or Prospectus or authorized in writing by the Company, or any omission or alleged omission by the Placement Agent or its agents to state a material fact necessary to make a statement by the Placement Agent or its agent that is not based on information included in the Registration Statement or Prospectus or authorized in writing by the Company, in light of the circumstances in which it was made, not misleading, or (iii) any action by the Placement Agent or its agents in violation of state securities laws unless the Company shall have approved the offer and/or sale of Preferred Securities in such state.

         (c) Promptly after receipt by an Indemnified Person or a Company Indemnified Person under this Section 7 of notice of the commencement of any action, such Indemnified Person or Company Indemnified Person will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Person or Company Indemnified Person under this Section 7, except to the extent that the indemnifying party is actually prejudiced thereby.

         (d) The Company agrees that the indemnification and reimbursement commitments set forth in this Section 7: (i) shall apply whether or not any Indemnified Person or Company Indemnified Person, as applicable, is a formal party to any such lawsuit, claim or other proceeding and that such Indemnified Person or Company Indemnified Person, as applicable, is entitled to retain separate counsel of its choice in connection with any of the matters to which such commitments relate, (ii) are in addition to any liability that the Company or the Placement Agent, as applicable, may otherwise have to any Indemnified Person or Company Indemnified Person, as applicable, and (iii) shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and all Indemnified Persons or Company Indemnified Person, as applicable. The Company agrees that, unless a final judicial determination is made to the effect specified in the proviso to clause
(ii) in Section 7(a) any settlement of a lawsuit, claim or other proceeding against the Company arising out of the transactions contemplated by this Agreement which is entered into by the Company shall include a release from the party bringing such lawsuit, claim or other proceeding of each Indemnified Person, which release shall be reasonably satisfactory to the Placement Agent.

         (e) The Company and the Placement Agent agree that if such indemnification or reimbursement sought pursuant to this Section is finally judicially determined by a court of competent jurisdiction to be unavailable to an Indemnified Person or Company Indemnified Person, then, each indemnifying party shall contribute to the losses, claims, damages, liabilities and expenses of the Indemnified Person or Company Indemnified Person for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on one hand, and the Placement Agent on the other, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company, on the one hand, and the Placement Agent on the other, as well as any other equitable considerations; provided, however, that in no event shall the amount to be so contributed by the Placement Agent exceed the amount of the Placement Fee actually received by the Placement Agent hereunder.

         8.       Survival Clause.

         The respective indemnities, agreements, representations, warranties and other statements of the Company, the Trust, and the Placement Agent, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Placement Agent, any officer or member of the Placement Agent or any controlling person of the Placement Agent, or the Company, or any shareholder of the Company, and shall survive any termination of this Agreement and the receipt of any payment for the Preferred Securities.

         9.       Commencement Date, Term and Termination of this Agreement.

         (a) This Agreement shall become effective as of the date first above written.

         (b) Except for the provisions of Sections 5 and 7, which will remain in effect regardless of such termination, (i) the Company and the Trust shall have the right to terminate this Agreement any time during the Offering Period upon notice thereof to the Placement Agent if any of the Placement Agent's representations or warranties hereunder shall be found to have been materially incorrect or misleading, or the Placement Agent shall fail, refuse or be unable to perform any of its agreements hereunder, and (ii) the Placement Agent shall have the right to terminate this Agreement at any time during the Offering Period upon notice thereof to the Company, if any, of the Company's representations or warranties hereunder shall be found to have been materially incorrect or misleading or the Company shall fail, refuse or be unable to perform any of its agreements hereunder or if the Registration Statement or Prospectus shall have been amended or supplemented despite the objection of the Placement Agent to such amendment or supplement or if there shall have been such material change in the condition or prospects of the Company or in the condition of securities markets generally the effect of which in the reasonable judgment of the Placement Agent makes it impracticable to proceed with the offering and sale of the Preferred Securities.

         (c) This Agreement shall terminate, except for Sections 5 and 7, automatically on the Termination Date, unless extended to a later date by mutual written agreement of the parties hereto.

         10.      Notices.

         (a) All communications hereunder, except as herein otherwise specifically provided, shall be in writing and mailed or delivered:

         To the Placement Agent at:         Morgan Keegan & Company, Inc.
                                            Morgan Keegan Tower
                                            50 Front Street
                                            Memphis, Tennessee 38103
                                            Attention: David Howard

         To the Company or the Trust:       Franklin Financial Corporation
                                            230 Public Square
                                            Franklin, Tennessee 37064
                                            Attention: Richard E. Herrington, President

         (b) Notice shall be deemed given by a party to another party two business days after mailing in the United States mail, certified with return receipt requested, to the addresses provided above (or to any other address hereafter given by a party for notice to that party), or upon receipt of notice by a party when given by any other method, such as personal delivery, telecopier, or overnight service.

         11.      Severability.

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         12.      Entire Agreement; Amendments.

         The parties to this Agreement acknowledge that they have read this Agreement and agree that this Agreement and any appendices hereto constitute the complete and exclusive statement of the understanding between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other communication between the parties, whether written or oral. This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

         13.      Governing Law; Waiver of Jury Trial.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee. Each of the parties hereto expressly waives all right to trial by jury in any action or proceeding arising out of this Agreement.

         14.      Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

         15.      Parties and Successors.

         This Agreement shall be binding upon and inure solely to the benefit of the Company, the Trust and the Placement Agent and, to the extent provided in
Section 7 hereof, each person who controls the Company, the Trust or the Placement Agent, any affiliate, director, officer or employee or agent of the Placement Agent or of the Company and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any rights under or by virtue of this Agreement. No purchaser of any Preferred Securities shall be deemed a successor or assign merely by reason of such purchase.

                                      *****

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                      FRANKLIN FINANCIAL CORPORATION


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      FRANKLIN CAPITAL TRUST I


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      MORGAN KEEGAN & COMPANY, INC.


                                      By:
                                         ---------------------------------------
                                            David Howard, Senior Vice President

                                                                       EXHIBIT A

                                ESCROW AGREEMENT


                  THIS ESCROW AGREEMENT, executed this ____ day of ____________, 2000, by and among Morgan Keegan & Company, Inc. (the "Placement Agent"), Franklin Financial Corporation (the "Corporation"), Franklin Capital Trust I (the "Trust") and First Tennessee Bank National Association (the "Escrow Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Placement Agent is offering for sale on behalf of the Trust and the Corporation a minimum of $10,000,000 and a maximum of $16,000,000 in preferred securities of the Trust, liquidation value $1,000 per security (the "Preferred Securities"); and

                  WHEREAS, the Placement Agent, the Corporation, and the Trust are each desirous of entering into this Escrow Agreement with the Escrow Agent for the receipt and disposition of the subscription funds for the Preferred Securities of the Corporation;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein, the parties hereby agree as follows:

                  1. PAYMENT OF ESCROW ACCOUNT. All payments for the Preferred Securities will be held by the Escrow Agent under this Escrow Agreement. The Placement Agent will hold the subscription agreements and a copy of the fully executed signature page of the Subscription Agreement showing the subscriber's name(s), social security number(s)/tax identification number, address, jurisdiction, capacity of ownership, and signature(s) of the subscriber(s). Immediately upon collection of payments for subscriptions, the Placement Agent will deliver the payments and the originally executed Subscription Agreements to the Escrow Agent. Escrow Agent shall deposit such payments in an account (the "Escrow Account") and invest and reinvest such funds in the permitted investments ("Permitted Investments") described below. The earnings thereon shall inure to the benefit of and be distributed to the Corporation or the subscribers as hereinafter provided, with any taxes to be reported on interest earned to the tax identification number of the Corporation or the subscribers, as appropriate. A Permitted Investment shall mean the following, and no other:

         (i) certificates of deposit or time deposits constituting direct obligations of any bank, which deposits are fully insured by the Federal Deposit Insurance Corporation; or

         (ii) short-term bonds, notes, certificates of indebtedness, treasury bills, or other securities constituting direct obligations of the United States of America.

         Any Permitted Investment shall be made only as permitted by law and for a period not longer than is specified by law or through the date on which the Escrow Agent, upon consultation with the Corporation, determines that the subscription amounts and all interest accrued thereon will be needed for the purposes for which such investment is held.

                  2. DISBURSEMENT OF ESCROW ACCOUNT. The purpose of the Escrow Account is to hold the funds and subscriptions of the subscribers. At the closing of the offering of the Preferred Securities, as described in the Selling Agency Agreement by and among the Placement Agent, the Corporation, and the Trust, the Escrow Agent will deliver documents and funds held by it to the Trust, less any fees due to Escrow Agent. The Placement Agent, the Corporation, and the Trust shall certify to the Escrow Agent that the closing of the offering of the Preferred Securities has occurred. If requests are made to make payments that are greater than the amount in the Escrow Account, notice of any deficiency will be given by the Escrow Agent to the Corporation, and the Escrow Agent will not make any payments until either the deficiency is eliminated or specific written instructions are received from the Corporation on paying out the remaining funds.

                  3. TERMINATION OF ESCROW AGREEMENT; EXTENSION OF ESCROW AGREEMENT. This Escrow Agreement shall terminate on the earlier of the date that all funds held in the Escrow Account are disbursed under the terms of Item 2 of this Escrow Agreement or upon the termination of the offering of Preferred Securities, whichever date is earlier. If the offering of Preferred Securities is terminated, the Escrow Agent will return all amounts in the Escrow Account to the subscribers of the Preferred Securities of the Corporation, with interest earned and will return all executed subscription agreements to the Placement Agent. Distributions will be directed by the Corporation, or its designated representative. This Escrow Agreement may be extended until such time as may be agreed upon between the parties hereto. Such extension shall be evidenced in writing signed by the parties hereto.

                  4. DUTIES OF ESCROW AGENT. The Corporation agrees that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent:

                           (a) The Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of payments into the Escrow Account, or any part thereof, or for the form of execution thereof, or for the identity or authority of any person executing or depositing the same.

                           (b) The Escrow Agent shall have no liability hereunder except for the performance by it in good faith of the acts to be performed hereunder and except for its own willful misconduct or gross negligence.

                           (c) The Escrow Agent shall be entitled to rely on any written notice, demand, certificate or document which, in good faith, it believes to be genuine.

                           (d) In the event of conflicting demands upon the Escrow Agent, it may withhold performance under these instructions until the said conflicting demands are withdrawn or until the rights of the respective parties shall have been finally settled by a court adjudication or otherwise.

                           (e) The Escrow Agent shall provide to the Corporation, at the address indicated below or at such other address provided by the Corporation, statements indicating the activity in the Escrow Account upon request.

                           (f) The Escrow Agent shall act only in the capacity of an escrow agent whose duties are limited solely to those set forth herein. The Escrow Agent shall have no duties or responsibilities with regard to the offer or sale of Preferred Securities by the Corporation other than those set forth herein.

                  5. RESIGNATION. The Escrow Agent may resign at any time by giving 10 days' written notice thereof to the Corporation. If the Escrow Agent shall cease to act as Escrow Agent, then the Corporation, with consent of the Placement Agent, which shall not be unreasonably withheld, shall appoint its successor or any other successor. If no successor is appointed, the Escrow Agent may deposit the Escrow Account with an appropriate court with proper jurisdiction.

                  6. INDEMNIFICATION OF ESCROW AGENT. The Corporation agrees to indemnify, defend, and hold harmless Escrow Agent from any and all liability of any kind whatsoever including claims and expenses arising by virtue of its services as Escrow Agent hereunder, except for liabilities due to the Escrow Agent's gross negligence or willful misconduct.

                  7. DISPUTES. In the event of any disputes or questions as to the duties of the Escrow Agent hereunder, it shall be entitled, at its option, without liability to any person having a claim to the property held by it, to refuse to perform any act other than to retain said property held by it, to refuse to perform any act other than to retain said property in its then condition until the Escrow Agent's obligations hereunder have been finally determined by arbitration or in a court of competent jurisdiction, or until it shall have received appropriate instructions in writing signed by the Corporation.

                  8. COMPLETE AGREEMENT. This Escrow Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto, and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.

                  9. NOTICES. All notices, instructions and requests required or permitted to be given or received under the provisions hereof shall be deemed to have been fully given or received if delivered or mailed, by registered or certified mail, postage prepaid, to:

                  If to Corporation or the Trust:    Franklin Financial Corporation
                                                     230 Public Square
                                                     Franklin, Tennessee 37064
                                                     Attn: Richard E. Herrington, President

                  If to Escrow Agent:                First Tennessee Bank National Association
                                                     4385 Poplar Avenue
                                                     Memphis, Tennessee 38117
                                                     Attn: Dennis Gillespie

                  If to Placement Agent:             Morgan Keegan &Company, Inc.
                                                     Morgan Keegan Tower
                                                     50 Front Street
                                                     Memphis, Tennessee 38103
                                                     Attention: David Howard

                  11. PARTIES IN INTEREST. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  12. COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, with the same effect as if each one were an original.

                  13. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever. The invalidity of any one or more phrases, sentences, clauses or Sections in this Agreement contained shall not affect the remaining portions of this Agreement, or any part thereof.

                  14. CAPTIONS. The captions and headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

                  15. GOVERNING LAW. This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State of Tennessee.

                  16. ESCROW AGENT FEES. The Escrow Agent fees are $1,500.00 per month for this service, plus out-of-pocket expenses, if any.

                  IN WITNESS WHEREOF, the parties have executed this Escrow Agreement on the day and year first above written.

                                  ESCROW AGENT:

                                  FIRST TENNESSEE BANK NATIONAL ASSOCIATION

                                  By:
                                         ---------------------------------------

                                  Title:
                                         ---------------------------------------

                                  FRANKLIN FINANCIAL CORPORATION:


                                  By:
                                         ---------------------------------------

                                  Title:
                                         ---------------------------------------


                                  FRANKLIN CAPITAL TRUST I:

                                  By:
                                         ---------------------------------------

                                  Title:
                                         ---------------------------------------


                                  MORGAN KEEGAN & COMPANY, INC.

                                  By:
                                         ---------------------------------------

                                  Title:
                                         ---------------------------------------


                                     - 7 -